UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On Monday, October 23, 2006, U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), issued a press release announcing its operating revenue and earnings for the quarter and nine months ended September 30, 2006. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this report (including Items 2.02 and 9.01) and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description
99.1	U.S. Xpress Enterprises, Inc. press release dated October 23, 2006 announcing operating revenue and earnings for the quarter and nine months ended September 30, 2006.

Explanatory Note:

    The attached press release is a corrected version that reflects the following:

The third graph, last sentence should read: After the one-time charge, the Company reported net income of $2.4 million, or $0.14 per diluted share... (sted: After the one-time charge, the Company reported net income of $2.4 million, or $0.24 per diluted share.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006	U.S. XPRESS ENTERPRISES, INC.
By: /s/ Ray M. Harlin Name: Ray M. Harlin Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	U.S. Xpress Enterprises, Inc. press release dated October 23, 2006 announcing operating revenue and earnings for the quarter and nine months ended September 30, 2006.